                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 4, 1998

                        COMMISSION FILE NUMBER 1-12246

                        NATIONAL GOLF PROPERTIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                   MARYLAND                                 95-4549193
         (State or other jurisdiction of                 (I.R.S. Employer
                  incorporation)                      Identification Number)


     2951 28TH STREET, SUITE 3001
     SANTA MONICA, CALIFORNIA                                   90405
(Address of principal executive offices)                      (Zip Code)


                                (310) 664-4100
             (Registrant's telephone number, including area code)


                                NOT APPLICABLE
  (Former name, former address and former fiscal year, if changed since last report)

ITEM 5.   OTHER EVENTS.

          On March 4, 1998, National Golf Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), of which National Golf Properties, Inc., a Maryland corporation, is the general partner, completed the private placement of 1,200,000 8% Series A Cumulative Redeemable Preferred Units, representing a limited partnership interest in the Operating Partnership, to an institutional investor for a contribution to the Operating Partnership of $60 million. The Operating Partnership used the net proceeds from such private placement to reduce outstanding indebtedness under the Operating Partnership's revolving credit facility.


ITEM 7.   EXHIBITS.

Exhibit No.    Description
-----------
    3.1        Articles Supplementary of the Registrant

   10.1 Amended and Restated Agreement of Limited Partnership of National Golf Operating Partnership, L.P., dated as of March 4, 1998

   10.2 Registration Rights Agreement, dated as of March 4, 1998, by and among National Golf Properties, Inc., National Golf Operating Partnership, L.P. and the unit holders named therein

   10.3 Contribution Agreement, dated as of March 4, 1998, between Belair Capital Fund LLC, National Golf Operating Partnership, L.P. and National Golf Properties, Inc.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NATIONAL GOLF PROPERTIES, INC.




Date:  March 26, 1998             By:/s/ William C. Regan
                                     -----------------------------------------
                                     William C. Regan
                                     Vice President - Controller and Treasurer

                                      S-1